Exhibit 10.1

SUBSCRIPTION AGREEMENT
THIS SUBSCRIPTION AGREEMENT, dated February 24, 2021 (this “Agreement”), is entered into by and between USA TECHNOLOGIES, INC., a Pennsylvania corporation (the “Company”), and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).
IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:
SECTION 1. Authorization of Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 5,730,000 shares (the “Shares”) of common stock, no par value (the “Common Stock”), of the Company for a purchase price of $9.60 per share (the “Per Share Price,” and the aggregate of such Per Share Price for all Shares subscribed for by the Purchaser being referred to herein as the “Purchase Price”), on the terms and subject to the conditions contained herein.

SECTION 2. Subscription.  At the Closing (as defined in Section 3), the Company will, subject to the terms and conditions of this Agreement, issue and sell to the Purchaser and the Purchaser will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below (the “Subscription”):

Number of Shares to Be Purchased	Per Share Price	Purchase Price
	$ 9.60	$

In the event of the termination of this Agreement in accordance with the terms hereof, the Purchaser’s payment hereunder will be returned immediately by the Company to the Purchaser.  The Company proposes to enter into this same form of subscription agreement with certain other institutional accredited investors (the “Other Purchasers”) and expects to complete sales of the Shares to them.  No purchase by any Purchaser is conditioned on, or subject to, the purchases by Other Purchasers.  The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the subscription agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”  The term “Placement Agent” shall mean J.P. Morgan Securities LLC.
SECTION 3. Delivery of the Shares at the Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur remotely via the exchange of documents and signatures as soon as practicable on the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”). At the Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the Purchase Price for the Shares being purchased hereunder by wire transfer to an account designated by the Company and the Company shall deliver to the Purchaser the number of

Shares set forth in Section 2 above in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein) in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing. In addition, at the Closing, the Company will request the Transfer Agent (as defined below) to deliver to the Purchaser a statement setting forth the number of Shares delivered to the Purchaser.

The Company’s obligation to complete the purchase and sale of the Shares and deliver the number of Shares set forth in Section 2 above to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:  (a) receipt by the Company of same-day funds in the full amount of the Purchase Price for the Shares being purchased hereunder; (b) the accuracy of the representations and warranties in all material respects (other than the representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) made by the Purchaser on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date); and (c) the fulfillment in all material respects of those undertakings of the Purchaser to be fulfilled prior to the Closing.  The Purchaser’s obligation to accept delivery of the number of Shares set forth in Section 2 above and to pay for the Shares evidenced thereby shall be subject to the following conditions:  (a) each of the representations and warranties of the Company made herein shall be accurate in all material respects (other than the representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) as of the Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date); (b) the delivery to the Purchaser and the Placement Agent (as defined below) by counsel to the Company of a legal opinion in a form reasonably satisfactory to counsel to the Placement Agent; (c) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct in all material respects (other than the representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) as of the date of this Agreement and as of such Closing Date and that the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date; (d) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to or at the Closing; (e) there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof; (f) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission (the “Commission”) or the Nasdaq Stock Market LLC (the “Nasdaq”), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited nor shall a banking moratorium have been declared either by the United States or New York State authorities; and (g) the Company shall have submitted to Nasdaq a Listing of Additional Shares Notification related to the Shares.

SECTION 4. Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, to, and covenants with, the Purchaser as follows:

4.1 Organization and Good Standing.  Each of the Company and its subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of its jurisdiction of organization and reorganization, as applicable, except where the failure to be in good standing would not, individually or in the aggregate, have a material adverse effect upon the business, prospects, management, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).  Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the SEC Reports (as defined below), and is duly qualified to do business as a foreign entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect.

4.2 Reporting Company.  The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act since June 30, 2020 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, but not including such materials, exhibits and documents furnished but not filed, being collectively referred to herein as the “SEC Reports”).  The SEC Reports (i) as of the time they were filed (or if subsequently amended, when amended, and as of the date hereof), complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if subsequently amended or superseded by an amendment or other filing, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading.

4.3 Capitalization; Registration Rights.  As of the date hereof, the authorized capital stock of the Company is 641,800,000 shares, divided into 640,000,000 shares of Common Stock and 1,800,000 shares of preferred stock, of which 900,000 were authorized for Series A convertible preferred stock, no par value (“Series A Preferred Stock”).  As of the date hereof, 65,286,404 shares of Common Stock and 445,063 shares of Series A Preferred Stock were issued and outstanding. The foregoing represents all of the issued and outstanding capital stock of the Company as of the date hereof. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing, and the holders thereof are not subject to personal liability by reason of being such holders; the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and

the capital stock of the Company, including the Common Stock, conforms to the description thereof in the SEC Reports.  Except as otherwise stated in the SEC Reports, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, bylaws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound and the offering and sale of the Shares as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company except as described in this Agreement.  All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the SEC Reports, and subject to the pledge thereof to the bank lender pursuant to the terms and conditions of the loan agreement and pledge and security agreement between the Company and its bank lender, the Company owns of record and beneficially, free and clear of any security interests, claims, liens or other encumbrances, all of the issued and outstanding shares of such stock, except for such security interests, claims, liens or other encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.
4.4 Authorization; No Conflicts; Authority.  This Agreement has been duly authorized, executed and delivered by the Company.  This Agreement constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) and (C) as would not result in a Material Adverse Effect.  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Securities Act, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Nasdaq rules or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Shares as contemplated by this Agreement. There is not in effect any order enjoining or restraining the Company from entering into or engaging in any of the transactions contemplated by this Agreement.

4.5 Accountants.  BDO USA, LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10‑K for its fiscal year ended June 30, 2020, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”) and by the rules of the Public Accounting Oversight Board.

4.6 Financial Statements.  The consolidated financial statements of the Company, together with the related notes, set forth in the SEC Reports comply in all material respects with the requirements of the Exchange Act, the Securities Act and the 1933 Act Rules and Regulations and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity for the periods therein specified.  The financial statements of the Company, together with the related notes, set forth in the SEC Reports are in conformity in all material respects with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved.  All non-GAAP financial information included in the SEC Reports complies in all material respects with the applicable requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act. There is no pro forma or as adjusted financial information which is required to be included in the SEC Reports or a document incorporated by reference therein in accordance with Regulation S-X which has not been included or incorporated as so required.  Except as disclosed in the SEC Reports, there are no material off-balance sheet arrangements (as defined in Regulation S-K, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.  No other financial statements or schedules are required to be included or incorporated by reference in SEC Reports.

4.7 Contracts.  The material contracts to which the Company is a party that are filed pursuant to the Securities Act or the Exchange Act with the Commission by the Company have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

4.8 No Actions.  Except as disclosed in the SEC Reports, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that would reasonably be expected to have a Material Adverse Effect.

4.9 Labor Matters.  No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of it or its subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect.

4.10 Ownership of Assets.  The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the SEC Reports as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the SEC Reports or would not, individually or in the aggregate, have a Material Adverse Effect.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

4.11 No Material Adverse Change.  Since June 30, 2020, except as described in the SEC Reports, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities, or due to the issuance of shares of Common Stock to employees, independent contractors or directors in satisfaction of their compensation for their service), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the financial condition, business, prospects, management, properties or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development which would reasonably be expected to result in any Material Adverse Change.

4.12 Compliance with Laws.  The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.  The Company and each of its subsidiaries is operating in compliance in all material respects with all laws pertaining to the transmission of funds, including the laws of the United States, any U.S. state or territory or any foreign jurisdiction in which the Company or any of its subsidiaries conducts business.

4.13 Intellectual Property.  The Company and each of its subsidiaries owns, possesses, or, to the knowledge of the Company, can acquire on reasonable terms, all material Intellectual Property (as defined below) necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as described in the SEC Reports to be conducted.  Furthermore, (A) to the knowledge of the Company, and except as described in the SEC Reports, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property; (C) the material Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the material Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others and neither the Company or any of its subsidiaries has received any written notice of such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect.  “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

4.14 Taxes.  The Company and its subsidiaries have timely filed all federal, state, local and foreign income tax returns required to be filed (except in any case in which the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect) and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith, or to the extent such default would not, individually or in the aggregate, have a Material Adverse Effect.  There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the SEC Reports.

4.15 Governmental Permits.  (i) The Company and each of its subsidiaries owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a governmental body that are necessary to conduct of the business immediately following the Closing on substantially the same basis as currently conducted (collectively, the “Governmental Permits”); (ii) the Company and each of its subsidiaries have complied in all respects with the terms and conditions of the Governmental Permits, except as would not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.  All Governmental Permits are in full force and effect.
4.16 Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

4.17 Insurance.  The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is customary and prudent for the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.18 No Market Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

4.19 Related Party Transactions.  No transaction has occurred between or among the Company, on the one hand, and any of the Company’s officers, directors or five percent or greater stockholders or any affiliate or affiliates of any such officer, director or five percent or greater stockholders that is required to be described that is not so described in the SEC Reports.  The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

4.20 Compliance with Occupational Laws.  The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations that would reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.
4.21 Exchange Listing and Exchange Act Registration.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and is approved for listing on Nasdaq and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.  The Company is currently in compliance in all material respects with the applicable requirements of Nasdaq for maintenance of inclusion of the Common Stock thereon. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i) promulgated under the Securities Act.

4.22 No Solicitation.  Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares.

4.23 Internal Controls.  Except as disclosed in the SEC Reports, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the SEC Reports, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the Company’s internal control; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.  The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

4.24 Anti-Bribery and Anti-Money Laundering Laws.  Each of the Company, its subsidiaries and to the Company’s knowledge its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.
4.25 OFAC.

(i)        Neither the Company nor any of its subsidiaries, nor any of their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(A)
the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)        Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(A)	to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)
in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)      For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

4.26 Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any subsidiary with respect to the Money Laundering Laws is pending or to the Company’s knowledge, threatened.

4.27 ERISA and Employee Benefits Matters.  Except as would not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect:  (A) to the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan; (B) at no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA; (C) no Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law; (D) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law; (E)  each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; and (F) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (i) if intended to qualify for special tax treatment, meets the requirements for such treatment, and (ii) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (G) the Company does not have any obligations under any collective bargaining agreement with any union and, to the knowledge of the Company, no union organization efforts are underway with respect to Company employees.  As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.
4.28 Compliance with Environmental Laws.  Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would lead to such a claim.  Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

4.29 Fees and Commissions.  Except for placement agent fees payable to the Placement Agent at the Closing, the Company has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company.

4.30 Integration; Other Issuances of Shares.  Neither the Company nor its subsidiaries or their affiliates, nor any person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to such Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions nor will the Company or its subsidiaries or their affiliates take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings.  Assuming the accuracy of the representations and warranties of the Purchaser in Section 5 below, the offer and sale of the Shares by the Company to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.
4.31 Material Non-Public Information. Following the public announcement of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it, nor any other person acting on its behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

SECTION 5. Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents and warrants, as of the date of this Agreement and as of the Closing Date, to, and covenants with, the Company that:

5.1 Experience.  (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Shares and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the registration statement on Form S-3 registering the Shares for resale by the Purchaser (“Registration Statement”), and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; (iv) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the representations and warranties of the Company contained herein; (v) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (vi) the Purchaser is an institutional “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, satisfying the requirements set forth on Schedule A hereto, and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A hereto following the signature page hereto); (vii) the Purchaser is an institutional account as defined in FINRA Rule 4512(c); and (ix) the Purchaser is not an entity formed for the specific purpose of acquiring the Shares.

5.2 Reliance on Exemptions.  The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the 1933 Act Rules and Regulations and state securities laws and that the

Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.
5.3 No Reliance on Placement Agent.  The Purchaser hereby acknowledges and agrees that (a) the Placement Agent is acting solely as the Company’s placement agent in connection with the Subscription and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Purchaser, the Company or any other person or entity in connection with the Subscription, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Subscription, (c) the Placement Agent will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Subscription, and (d) the Placement Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to the Purchaser, or to any person claiming through the Purchaser, in respect of the Subscription.

5.4 Confidentiality.  The Purchaser understands that the information concerning this private placement is strictly confidential and proprietary to the Company.  The Purchaser acknowledges that it is prohibited from reproducing or distributing this Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Shares.  Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential.  The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering.  In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD.  This obligation will terminate upon the filing by the Company of a press release or press releases or Current Report on Form 8-K describing this offering.  In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5.9 below).  The foregoing shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, to the extent legally permissible, it shall use its reasonable best efforts to provide the Company with prompt notice of any such request or order in order to enable the Company to seek an appropriate protective order.

5.5 Investment Decision.  The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.6 Risk of Loss.  The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares.  The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock.

5.7 Legend.  The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear a restrictive legend in substantially the following form:

“THE SHARES EVIDENCED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
5.8 Residency.  The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

5.9 Public Sale or Distribution. (a) The Purchaser hereby covenants with the Company not to make any sale of the Shares under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or Blue Sky laws and the prospectus delivery requirement effectively has been satisfied.  The Purchaser acknowledges that there may occasionally be times when the Company, upon the advice of external legal counsel, must suspend the use of the prospectus (the “Prospectus”) forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act.  Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, the Purchaser shall not use any written materials to offer the Shares for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act.  The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares. The Purchaser covenants that it will not sell any Shares pursuant to said Prospectus during the period commencing at the time when Company gives the Purchaser written notice of the suspension of the use of said Prospectus and ending at the time when the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus.  Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, and no Suspensions shall be for longer than 90 days in the aggregate in any 365 day period.  The Purchaser may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the Purchaser not receive notices from the Company otherwise required by this Section 5.9; provided, however, that the Purchaser may later revoke any such Opt-Out Notice in writing.  Following receipt of an Opt-Out Notice from the Purchaser (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Purchaser and the Purchaser shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Purchaser’s intended use of an effective Registration Statement, the Purchaser will notify the Company in writing at least five (5) business days in advance of such intended use, and if a notice of a Suspension was previously delivered (or would have been delivered but for the provisions of this Section 5.9) and the related Suspension period remains in effect, the Company will so notify the Purchaser, within four (4) business day of the Purchaser’s notification to the Company, by delivering to the Purchaser a copy of such previous notice of Suspension, and thereafter will provide the Purchaser with the related notice of the conclusion of such Suspension promptly following its availability.
(b)          At any time that the Purchaser is an affiliate of the Company, any resale of the Shares that purports to be effected under Rule 144 shall comply with all of the requirements of such rule, including the “manner of sale” requirements set forth in Rule 144(f).
5.10 Organization; Validity; Enforcement.  The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, except in each case as would not have a material adverse effect on the Purchaser (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
5.11 Short Sales.  Prior to the date hereof, the Purchaser has not taken, and prior to the public announcement of the Closing the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Common Stock, granted any other right (including, without limitation, any put or call option)) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

5.12 Access to Information.  The Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

SECTION 6. Survival of Agreements; Non-Survival of Company Representations and Warranties.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants and agreements made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.  All representations and warranties, made by the Company and the Purchaser herein shall survive for a period of one year following the later of the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

SECTION 7. Registration of the Shares; Compliance with the Securities Act.

7.1 Registration Procedures and Expenses.  The Company shall:

(a)          as soon as practicable, but in no event later than 45 days following the date of this Agreement (the “Filing Deadline”), prepare and file with the Commission a Registration Statement on any form under the Securities Act that the Company is then eligible to use relating to the resale of the Shares by the Purchaser and the Other Purchasers from time to time that will become effective no later than 60 days following the Filing Deadline filing;
(b)          promptly prepare and file with the Commission the required prospectus supplement under Rule 424(b) under the Securities Act and such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement, (ii) such time as all of the Shares have been sold pursuant to the Registration Statement, or (iii) such time as the Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect;
(c)          furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;
(d)          file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser by the time the Registration Statement is declared effective; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
(e)          bear all expenses in connection with the procedures in paragraphs (a) through (d) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any in connection with the offering of the Shares pursuant to the Registration Statement;
(f)          issue a press release or Form 8-K describing the transactions contemplated by this Agreement on the Closing Date as contemplated by Section 21 of this Agreement;
(g)         in order to enable the Purchasers to sell the Shares under Rule 144 promulgated under the Securities Act, for a period of one year from Closing, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act; and
(h)         direct its counsel to promptly issue a legal opinion to the Company’s transfer agent if required to effect the removal of the restrictive legend set forth in Section 5.7 of this Agreement if requested by the Purchaser.
The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder.  A draft of the proposed form of the questionnaire related to the Registration Statement to be completed by the Purchaser is attached hereto as Appendix I.

7.2 Transfer of Shares After Registration.  The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

7.3 Indemnification.  For the purpose of this Section 7.3:

(i)          the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and
(ii)          the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1.
(a)          The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the 1933 Act Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse each Purchaser and each Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.9 or 7.2 hereof respecting the sale of the Shares, or (iii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.
(b)          Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5.9 or 7.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein; and will reimburse the Company, each of its directors, each of its officers or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that each Purchaser’s aggregate liability under this Section 7 shall not exceed the amount of net proceeds received by such Purchaser on the sale of the Shares pursuant to the Registration Statement.
(c)          Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.  The indemnifying party shall not be liable for any settlement of any action without its written consent.  In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.
(d)          If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Common Stock hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale.  The relative fault of the Company on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification.  The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.  Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.
7.4 Termination of Conditions and Obligations.  The restrictions imposed by Section 5.9 or Section 7.2 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the earlier of (i) the passage of two years from the effective date of the Registration Statement covering such Shares and (ii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5 Information Available.  The Company, upon the reasonable request of the Purchaser, shall make available for inspection by each Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, in each case that are not otherwise filed and publicly available, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.
7.6 Delay in Filing or Effectiveness of Registration Statement.  If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Deadline, then for each day following the Filing Deadline, until but excluding the date of the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by sixty (60) days following the Filing Deadline (the “Effective Deadline”), then for each day following the Effective Deadline, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay the Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount per 30 day period equal to 1.0% of the purchase price paid by such Purchaser for its Shares pursuant to this Agreement; and for any such 30 day period, such payment shall be made no later than three business days following such 30 day period. If the Purchaser shall be prohibited from selling Shares under the Registration Statement as a result of a Suspension of more than thirty (30) days in a 12 month period, then for each day on which a Suspension is in effect that exceeds a maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay the Purchaser, as liquidated damages and not as a penalty, an amount per 30 day period equal to 1.0% of the purchase price paid by such Purchaser for its Shares pursuant to this Agreement for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. For purposes of this Section 7.6, a Suspension shall be deemed lifted on the date that notice that Suspension has been lifted is delivered to the Purchaser pursuant to Section 5(h) of this Agreement. Any payments made pursuant to this Section 7.6 shall not constitute the Purchaser’s exclusive remedy for such events. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay any liquidated damages pursuant to this Section 7.6 (i) to more than one Purchaser in respect of the same Shares for the same period of time or (ii) in an aggregate amount that exceeds 10% of the purchase price paid by the Purchasers for the Shares pursuant to this Agreement. Such payments shall be made to the Purchasers in cash.
7.7 Removal of Restrictive Legends.  In connection with any sale, assignment, transfer or other disposition of the Shares by the Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Purchaser become freely tradable and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser, the Company shall request the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new entry for such book entry Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from the Purchaser, provided that the Company and the Transfer Agent have timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith.  Subject to receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, including, if required by the Transfer Agent, an opinion of the Company’s counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Purchaser may request that the Company remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares are being sold or transferred pursuant to an effective registration statement, in connection with a sale pursuant to Rule 144, or at such time that such legend is not otherwise required under applicable requirements of the Securities Act.  If restrictive legends are no longer required for such Shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section 7.7 and within two (2) trading days of any request therefor from the Purchaser accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares.  The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

SECTION 8.          Broker’s Fee.  The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser.  The Purchaser and the Company agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject with respect to such fee.  Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.
SECTION 9.          Third-Party Beneficiary.  Each of the Company and the Purchaser hereby acknowledge and agree that the Placement Agent is a third-party beneficiary of the representations and warranties of the Company and the Purchaser contained in this Subscription Agreement.
SECTION 10.          Independent Nature of Purchasers’ Obligations and Rights.  The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements.  The decision of each Purchaser to purchase the Shares pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser.  Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 11.          Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:
(a) if to the Company, to:
USA Technologies, Inc. 100 Deerfield Lane, Suite 300 Malvern, Pennsylvania 19355 Attention: Davina Furnish, General Counsel and Secretary
with a copy to:
Cadwalader, Wickersham & Taft LLP 200 Liberty Street New York, NY 10281 Attention: Richard Brand Braden McCurrach
or to such other person at such other place as the Company shall designate to the Purchaser in writing; and
(b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 12.          Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.  Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.
SECTION 13.          Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
SECTION 14.          Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
SECTION 15.          Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.  Any legal suit, action or proceeding arising out of or based upon this Agreement or any other transaction contemplated hereby shall be instituted in the federal courts of the United States of America or New York State court in each case sitting in New York City, and each of the Company and the Purchaser irrevocably submits to the exclusive jurisdiction of the federal courts of the United States of America and of any New York State court in each case sitting in New York City for purposes of all suits, actions or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.  Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.  Each of the Company and the Purchaser irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.
SECTION 16. Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  Facsimile signatures shall be deemed original signatures.

SECTION 17. Entire Agreement.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

SECTION 18. Fees and Expenses.  Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 19. Parties.  Except as provided in Section 9, this Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7.3, any person entitled to indemnification thereunder, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 7.3, no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Shares sold to the Purchaser pursuant to this Agreement.

SECTION 20. Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 21. Press Release.  The Company shall, by 5:00 p.m., New York City time, on the fourth business day immediately following the date of this Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the

“Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms contained in this Agreement, and any other material, non-public information that the Company or any of its officers, employees or agents on behalf of the Company, has provided to the Purchaser at any time prior to the filing of the Disclosure Document.  From and after the disclosure of the Disclosure Document, to the knowledge of the Company, the Purchaser shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.
Name of Purchaser: By:__________________________________ Name: Title:	State/Country of Formation or Domicile:
Name in which shares are to be registered (if different):

Purchaser’s EIN:
Business Address-Street:
City, State, Zip:
Attn:__________________
Telephone No.:
Facsimile No.:
Email Address:
Number of Shares subscribed for:
Aggregate Subscription Amount: $
Date: February 24, 2021 Mailing Address-Street (if different): City, State, Zip: Attn:__________________ Telephone No.: Facsimile No.: Email Address: Price Per Share: $9.60

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.
[Signature Page to the Subscription Agreement]

IN WITNESS WHEREOF, the Company has accepted this Agreement as of the date set forth below.
USA TECHNOLOGIES, INC.

By:
Name:
Title:

Date: February 24, 2021

[Signature Page to the Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER
A.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):
1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), for one or more of the following reasons (Please check the applicable subparagraphs):
☐
We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.
☐	We are an insurance company, as defined in Section 2(13) of the Securities Act.
☐	We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.
☐	We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
☐
We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐
We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐	We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
☐	We are a corporation, limited liability company, Massachusetts or similar business trust, or partnership, or an organization described

Schedule A

in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.
☐
We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	We are an entity in which all of the equity owners are institutional accredited investors.
B.	AFFILIATE STATUS (Please check the applicable box)
THE SUBSCRIBER:
☐         is:
☐         is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.
This page should be completed by the Subscriber and constitutes a part of the Subscription Agreement.

Schedule A

APPENDIX I
SUMMARY INSTRUCTION SHEET FOR PURCHASER
(to be read in conjunction with the entire
Subscription Agreement which follows)
A.          Complete the following items on BOTH Subscription Agreements (Sign two originals):
1.          Signature Page:
(i)	Name of Institutional Purchaser
(ii)	Name of Individual representing Purchaser
(iii)	Title of Individual representing Purchaser
(iv)	Signature of Individual representing Purchaser
2.	Appendix I - Registration Statement Questionnaire:
Provide the information requested by the Registration Statement Questionnaire.
3.	Return BOTH properly completed and signed Subscription Agreements including the properly completed Appendix I to (initially by email or facsimile with original by overnight delivery):
J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 [Attention: Email: Facsimile:]

B.          Instructions regarding the transfer of funds for the purchase of Shares will be sent by email or facsimile to the Purchaser by the Placement Agent at a later date.
C.          Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Subscription Agreement, the Purchaser must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser’s request).

Appendix I

USA TECHNOLOGIES, INC.
REGISTRATION STATEMENT QUESTIONNAIRE
In connection with the preparation of the Registration Statement, please provide us with the following information:
SECTION 1. Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

SECTION 2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Subscription Agreement and those shares purchased by you or your organization through other transactions and provide the number of shares that you have or your organization has the right to acquire within 60 days of Closing:

SECTION 3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?
_____ Yes         _____ No
If yes, please indicate the nature of any such relationships below:

SECTION 4. Are you (i) a FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of a FINRA Member, (iii) a Person Associated with a Member of the FINRA (see definition), or (iv) an Underwriter or a Related Person (see definition)

with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member?
Answer:  [   ] Yes    [   ] No          If “yes,” please describe below

Appendix I

FINRA Member.  The term “FINRA Member” means either any broker or dealer admitted to membership in the Financial Industry Regulatory Authority (formerly, the National Association of Securities Dealers, Inc., “FINRA”).  (FINRA Manual, By-laws of FINRA Regulation, Inc. Article I, Definitions)
Control.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  (Rule 405 under the Securities Act of 1933, as amended)
Person Associated with a member of the FINRA.  The term “person associated with a member of the FINRA” means every sole proprietor, partner, officer, director, branch manager or executive representative of any FINRA Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA Member, whether or not such person is registered or exempt from registration with the FINRA pursuant to its bylaws.  (FINRA Manual, By-laws of FINRA Regulation, Inc. Article I, Definitions)
Underwriter or a Related Person.  The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons.  (FINRA Interpretation)